                                                                    EXHIBIT 12.1

 EXHIBIT 12.1--STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                         PERIOD FROM
                         MAY 1, 1991                                           NINE MONTHS
                         (INCEPTION)                                              ENDED
                           THROUGH         YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                         DECEMBER 31, ------------------------------------  ------------------
                             1992      1993     1994      1995      1996      1996      1997
                         ------------ -------  -------  --------  --------  --------  --------
Loss before interest
 income and other
 income.................    $ (28)    $(1,221) $(4,309) $(22,145) $(66,995) $(40,654) $(43,536)
Interest expense........      --           24       76       858     3,874     2,783     5,437
Interest portion of
 rental expense.........      --          --        23       110       176       101       108
                            -----     -------  -------  --------  --------  --------  --------
Earnings (loss).........    $ (28)    $(1,197) $(4,210) $(21,177) $(62,945) $(37,770) $(37,991)
                            =====     =======  =======  ========  ========  ========  ========
Interest expense........      --      $    24  $    76  $    858  $  3,874  $  2,783  $  5,437
Interest portion of
 rental charges.........      --          --        23       110       176       101       108
                            -----     -------  -------  --------  --------  --------  --------
Fixed charges...........    $ --      $    24  $    99  $    968  $  4,050  $  2,884  $  5,545
                            =====     =======  =======  ========  ========  ========  ========
Ratio of earnings to
 fixed charges..........      --          --       --        --        --        --        --
                            =====     =======  =======  ========  ========  ========  ========
Deficiency of earnings
 to cover fixed
 charges................    $ (28)    $(1,221) $(4,309) $(22,145) $(66,995) $(40,654) $(43,536)
                            =====     =======  =======  ========  ========  ========  ========
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